UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2009

Sun Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle Santa Clara, California	95054-1778
(Address of Principal Executive Offices)	(Zip Code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

At a special meeting of the stockholders of Sun Microsystems, Inc., a Delaware corporation (“Sun”), held on July 16, 2009, the stockholders adopted the Agreement and Plan of Merger, dated April 19, 2009, among Sun, Oracle Corporation, a Delaware corporation (“Oracle”), and Soda Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Oracle (“Merger Sub”), pursuant to which Merger Sub will merge with and into Sun, with Sun continuing as the surviving corporation of the merger and as a wholly owned subsidiary of Oracle. The transaction remains subject to regulatory approvals and the satisfaction or waiver of certain other closing conditions.

A copy of the press release issued by Sun regarding the stockholder vote is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number 99.1 — Press release issued by Sun Microsystems, Inc., dated July 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2009

SUN MICROSYSTEMS, INC.

By:	/s/ Michael A. Dillon
Michael A. Dillon
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Sun Microsystems, Inc., dated July 16, 2009